CARMAX REPORTS RECORD SECOND QUARTER RESULTS

Richmond, Va., September 24, 2013 – CarMax, Inc. (NYSE:KMX) today reported record second quarter results for the quarter ended August 31, 2013.

▪	Net sales and operating revenues increased 18% to $3.25 billion.

▪	Used unit sales in comparable stores increased 16%.

▪	Total used unit sales rose 21%.

▪	Total wholesale unit sales increased 10%.

▪	CarMax Auto Finance (CAF) income increased 12% to $84.4 million.

▪	Net earnings grew 26% to $140.3 million. Net earnings per diluted share rose 29% to $0.62.

“We are very pleased with our continued strong sales and earnings growth,” said Tom Folliard, president and chief executive officer.  “The improvement was driven by several contributors, including double-digit growth in used and wholesale unit sales and CAF income.”

Second Quarter Business Performance Review

Sales.  Total used vehicle unit sales grew 21% and comparable store used units grew 16% versus the prior year’s second quarter.  Comparable store used unit sales benefited from improved execution in our stores and an attractive consumer credit environment, as well as a modest increase in store traffic.

Wholesale vehicle unit sales grew 10% compared with last year’s quarter.  Wholesale unit sales benefited from an increase in the appraisal buy rate and the growth in our store base.

Other sales and revenues increased 5% year-over-year, as an increase in extended service plan (ESP) revenues was largely offset by a reduction in net third-party finance fees.  ESP revenues climbed 23%, reflecting both the increase in used unit sales and higher ESP penetration.  Net third-party finance fees declined $9.2 million as the third-party subprime providers (those who purchase financings at a discount) originated 18% of used vehicle unit sales in the current quarter versus 15% in the prior year’s second quarter.  We believe that attractive offers by our third-party providers continued to support the increase in subprime financings.

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Gross Profit.  Total gross profit increased 18% to $434.7 million.  Used vehicle gross profit rose 21%, consistent with the increase in used unit sales, and used vehicle gross profit per unit remained comparable to the prior year at $2,174.  Wholesale vehicle gross profit increased 3%, as the 10% increase in wholesale unit sales was partially offset by a decrease in wholesale vehicle gross profit per unit, which declined $58 to $849.  Other gross profit increased 27%, driven by stronger ESP and service department profits, partially offset by the reduction in net third-party finance fees.

SG&A.  Selling, general and administrative expenses increased 11% to $283.2 million.  The increase reflected both higher variable selling costs resulting from the 16% increase in comparable store used unit sales and the 12% increase in our store base since the beginning of last year’s second quarter (representing the addition of 13 stores.)  SG&A per retail unit declined $174 to $2,067, as our comparable store used unit growth generated significant overhead leverage.

CarMax Auto Finance.(1)  CAF income increased 12% to $84.4 million.  Average managed receivables grew 24% to $6.52 billion, reflecting the rise in CAF origination volumes in recent years resulting from an expansion of CAF’s loan penetration rate, as well as our retail unit sales growth and higher average amounts financed.  The effect of the increase in managed receivables on CAF income was partially offset by a lower total interest margin rate, which declined to 7.0% of average managed receivables in the current quarter from 7.6% in last year’s second quarter.  The interest margin reflects the spread between interest and fees charged to consumers and our funding costs.

As a percent of ending managed receivables, the allowance for loan losses increased modestly to 1.0% as of August 31, 2013, compared with 0.9% as of August 31, 2012.

Superstore Openings.  During the second quarter of fiscal 2014, we opened two stores, including one in Katy, Texas (our fifth store in the Houston market), and one in Fairfield, California (our third store in the Sacramento market.)

Share Repurchase Program.  During the second quarter, we repurchased 1.0 million shares of common stock for $48.7 million pursuant to our share repurchase program.  As of August 31, 2013, we had $414.8 million remaining available for repurchase under the program.

(1)   Although CAF benefits from certain indirect overhead expenditures, we have elected not to allocate indirect costs to CAF in order to avoid making arbitrary allocation decisions.

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Supplemental Financial Information

Sales Components

	Three Months Ended August 31(1)			Six Months Ended August 31(1)
(In millions)	2013	2012	Change	2013	2012	Change
Used vehicle sales	$2,639.5	$2,192.0	20.4%	$5,341.3	$4,380.9	21.9%
New vehicle sales	60.0	61.4	(2.3)%	112.4	116.9	(3.8)%
Wholesale vehicle sales	474.9	437.1	8.7%	965.6	904.8	6.7%
Other sales and revenues:
Extended service plan revenues	65.0	52.9	22.9%	129.6	104.2	24.5%
Service department sales	27.3	26.8	2.0%	54.7	51.6	6.0%
Third-party finance fees, net	(21.2)	(12.1)	(76.0)%	(47.0)	(25.9)	(81.5)%
Total other sales and revenues	71.1	67.6	5.2%	137.3	129.9	5.8%
Total net sales and operating revenues	$3,245.6	$2,758.0	17.7%	$6,556.6	$5,532.4	18.5%

(1)     Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.

Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended		Six Months Ended
	August 31		August 31
	2013	2012	2013	2012
Used vehicle units	16%	5%	16%	2%
Used vehicle dollars	15%	5%	17%	4%

(1)     As of August 31, 2013 and August 31, 2012, the number of stores included in the comparable store base were 112 and 105, respectively.

Total Used Vehicle Sales Changes

	Three Months Ended		Six Months Ended
	August 31		August 31
	2013	2012	2013	2012
Used vehicle units	21%	8%	22%	6%
Used vehicle dollars	20%	9%	22%	7%

Unit Sales

	Three Months Ended		Six Months Ended
	August 31		August 31
	2013	2012	2013	2012
Used vehicles	134,854	111,316	272,008	223,607
New vehicles	2,187	2,352	4,136	4,459
Wholesale vehicles	91,243	82,771	179,599	166,312

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Average Selling Prices

	Three Months Ended		Six Months Ended
	August 31		August 31
	2013	2012	2013	2012
Used vehicles	$19,428	$19,494	$19,485	$19,389
New vehicles	$27,313	$25,982	$27,066	$26,073
Wholesale vehicles	$5,044	$5,133	$5,213	$5,292

Selected Operating Ratios

	Three Months Ended				Six Months Ended
	August 31				August 31
(In millions)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
Net sales and operating revenues	$3,245.6	100.0	$2,758.0	100.0	$6,556.6	100.0	$5,532.4	100.0
Gross profit	$434.7	13.4	$368.0	13.3	$882.8	13.5	$749.9	13.6
CarMax Auto Finance income	$84.4	2.6	$75.7	2.7	$171.4	2.6	$150.9	2.7
Selling, general, and administrative
expenses	$283.2	8.7	$254.7	9.2	$573.4	8.7	$508.3	9.2
Interest expense	$7.8	0.2	$8.2	0.3	$15.6	0.2	$16.3	0.3
Earnings before income taxes	$227.1	7.0	$181.1	6.6	$464.4	7.1	$376.7	6.8
Net earnings	$140.3	4.3	$111.6	4.0	$286.9	4.4	$232.4	4.2

(1)   Calculated as the ratio of the applicable amount to net sales and operating revenues.

Gross Profit

	Three Months Ended			Six Months Ended
	August 31			August 31
(In millions)	2013	2012	Change	2013	2012	Change
Used vehicle gross profit	$293.2	$241.8	21.2%	$597.1	$491.2	21.6%
New vehicle gross profit	1.2	1.6	(23.8)%	2.3	3.2	(28.1)%
Wholesale vehicle gross profit	77.5	75.1	3.3%	164.0	157.0	4.5%
Other gross profit	62.9	49.5	27.0%	119.5	98.6	21.2%
Total	$434.7	$368.0	18.1%	$882.8	$749.9	17.7%

Gross Profit per Unit

	Three Months Ended				Six Months Ended
	August 31				August 31
	2013		2012		2013		2012
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,174	11.1	$2,172	11.0	$2,195	11.2	$2,197	11.2
New vehicle gross profit	$554	2.0	$676	2.6	$553	2.0	$713	2.7
Wholesale vehicle gross profit	$849	16.3	$907	17.2	$913	17.0	$944	17.3
Other gross profit	$459	88.4	$436	73.3	$433	87.0	$432	75.9
Total gross profit	$3,172	13.4	$3,237	13.3	$3,197	13.5	$3,288	13.6

(1)   Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.

(2)   Calculated as a percentage of its respective sales or revenue.

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SG&A Expenses

	Three Months Ended			Six Months Ended
	August 31			August 31
(In millions)	2013	2012	Change	2013	2012	Change
Compensation and benefits (1)	$160.9	$139.7	15.2%	$333.0	$283.1	17.6%
Store occupancy costs	54.5	50.9	7.1%	107.0	98.7	8.4%
Advertising expense	26.5	28.5	(7.2)%	53.6	54.2	(1.1)%
Other overhead costs (2)	41.3	35.6	16.3%	79.8	72.3	10.5%
Total SG&A expenses	$283.2	$254.7	11.2%	$573.4	$508.3	12.8%

(1)   Excludes compensation and benefits related to reconditioning and vehicle repair service, which is included in cost of sales.

(2)   Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.

Components of CAF Income and Other CAF Information

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
Interest margin:
Interest and fee income	$137.2	8.4	$123.5	9.4	$270.7	8.5	$243.8	9.4
Interest expense	(22.6)	(1.4)	(23.9)	(1.8)	(45.4)	(1.4)	(49.0)	(1.9)
Total interest margin	114.6	7.0	99.6	7.6	225.3	7.1	194.8	7.5
Provision for loan losses	(18.0)	(1.1)	(12.9)	(1.0)	(29.3)	(0.9)	(22.1)	(0.9)
Total interest margin after provision
for loan losses	96.6	5.9	86.7	6.6	196.0	6.2	172.7	6.7
Other income (loss)	0.1	―	(0.2)	―	0.1	―	(0.2)	―
Total direct expenses	(12.3)	(0.7)	(10.8)	(0.8)	(24.7)	(0.8)	(21.6)	(0.8)
CarMax Auto Finance income	$84.4	5.2	$75.7	5.8	$171.4	5.4	$150.9	5.8

Total average managed receivables	$6,516.3		$5,245.4		$6,334.4		$5,160.3
Net loans originated	$1,088.0		$822.4		$2,208.2		$1,609.2
Net CAF penetration rate	41.4%		37.3%		41.4%		36.9%
Weighted average contract rate	6.8%		8.1%		6.9%		8.5%

Ending allowance for loan losses	$65.9		$49.5		$65.9		$49.5

Warehouse facility information:
Ending funded receivables	$947.0		$1,066.0		$947.0		$1,066.0
Ending unused capacity	$753.0		$534.0		$753.0		$534.0

(1)   Annualized percent of total average managed receivables.

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Earnings Highlights

	Three Months Ended			Six Months Ended
	August 31			August 31
(In millions except per share data)	2013	2012	Change	2013	2012	Change
Net earnings	$140.3	$111.6	25.7%	$286.9	$232.4	23.5%
Diluted weighted average shares outstanding	227.6	231.7	(1.8)%	228.1	231.7	(1.6)%
Net earnings per diluted share	$0.62	$0.48	29.2%	$1.26	$1.00	26.0%

Planned Superstore Openings

We currently plan to open the following superstores within 12 months from August 31, 2013:

Location	Television Market	Market Status	Planned Opening Date
Jackson, Tennessee	Jackson	New	Q3 Fiscal 2014
Brandywine, Maryland	Washington/Baltimore	Existing	Q3 Fiscal 2014
St. Louis, Missouri	St. Louis	New	Q3 Fiscal 2014
St. Peters, Missouri	St. Louis	New	Q4 Fiscal 2014
Newark, Delaware	Philadelphia	New	Q4 Fiscal 2014
King of Prussia, Pennsylvania	Philadelphia	New	Q4 Fiscal 2014
Frederick, Maryland	Washington/Baltimore	Existing	Q4 Fiscal 2014
Elk Grove, California	Sacramento	Existing	Q4 Fiscal 2014
Rochester, New York	Rochester	New	Q1 Fiscal 2015
Dothan, Alabama	Dothan	New	Q1 Fiscal 2015
Mechanicsburg, Pennsylvania	Mechanicsburg	Existing	Q1 Fiscal 2015
Spokane, Washington	Spokane	New	Q1 Fiscal 2015
Madison, Wisconsin	Madison	New	Q2 Fiscal 2015
Fort Worth, Texas	Dallas	Existing	Q2 Fiscal 2015
Reno, Nevada	Reno	New	Q2 Fiscal 2015
Lynchburg, Virginia	Roanoke/Lynchburg	New	Q2 Fiscal 2015
Milwaukie, Oregon	Portland	New	Q2 Fiscal 2015

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.  We currently estimate capital expenditures will total approximately $300 million in fiscal 2014.  We expect to open between 10 and 15 superstores in each of the following 2 fiscal years.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, September 24, 2013.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 26825963.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

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A webcast replay of the call will be available at investor.carmax.com through December 19, 2013.  A telephone replay also will be available through October 1, 2013, and may be accessed by dialing
1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 26825963.

Third Quarter Fiscal 2014 Earnings Release Date

We currently plan to release results for the third quarter ending November 30, 2013, on Friday, December 20, 2013, before the opening of the New York Stock Exchange.  We will host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in early December 2013.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for nine consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 123 used car superstores in 61 markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the twelve months ended February 28, 2013, the company retailed 447,728 used vehicles and sold 324,779 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in general or regional U.S. economic conditions.
•	Changes in the competitive landscape within our industry.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability related to our third-party financing providers.
•	Significant changes in retail prices for used and new vehicles.
•	A reduction in the availability of or access to sources of inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The loss of key employees from our store, regional or corporate management teams or a significant increase in labor costs.
•	The failure of key information systems.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers or manufacturer recalls.
•	The occurrence of severe weather events.
•	Factors related to the seasonal fluctuations in our business.
•	Factors related to the geographic concentration of our superstores.

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•	The effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•	Acts of terrorism, the outbreak of war, or other significant national or international events.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2013, and our quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391.  We disclaim any intent or obligation to update our forward-looking statements.

Contacts:

Investors and Financial Media:

             Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

             Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

             Trina Lee, Director, Public Relations, (855) 887-2915

             Catherine Gryp, Manager, Public Relations, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended August 31				Six Months Ended August 31
(In thousands except per share data)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,639,523	81.3	$2,191,964	79.5	$5,341,278	81.5	$4,380,871	79.2
New vehicle sales	60,002	1.8	61,393	2.2	112,429	1.7	116,850	2.1
Wholesale vehicle sales	474,907	14.6	437,050	15.8	965,566	14.7	904,845	16.4
Other sales and revenues	71,120	2.2	67,597	2.5	137,336	2.1	129,858	2.3
NET SALES AND OPERATING REVENUES	3,245,552	100.0	2,758,004	100.0	6,556,609	100.0	5,532,424	100.0
Cost of sales	2,810,809	86.6	2,390,011	86.7	5,673,770	86.5	4,782,516	86.4
GROSS PROFIT	434,743	13.4	367,993	13.3	882,839	13.5	749,908	13.6
CARMAX AUTO FINANCE INCOME	84,422	2.6	75,676	2.7	171,441	2.6	150,855	2.7
Selling, general and administrative expenses	283,206	8.7	254,674	9.2	573,395	8.7	508,277	9.2
Interest expense	7,761	0.2	8,152	0.3	15,639	0.2	16,295	0.3
Other income (loss)	(1,073)	―	259	―	(832)	―	544	―
Earnings before income taxes	227,125	7.0	181,102	6.6	464,414	7.1	376,735	6.8
Income tax provision	86,851	2.7	69,466	2.5	177,489	2.7	144,353	2.6
NET EARNINGS	$140,274	4.3	$111,636	4.0	$286,925	4.4	$232,382	4.2
WEIGHTED AVERAGE COMMON SHARES:
Basic	223,610		228,366		224,114		228,069
Diluted	227,634		231,696		228,093		231,749
NET EARNINGS PER SHARE:
Basic	$0.63		$0.49		$1.28		$1.02
Diluted	$0.62		$0.48		$1.26		$1.00

(1)   Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)		(Unaudited)
	August 31	February 28	August 31
(In thousands except share data)	2013	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$750,032	$449,364	$458,567
Restricted cash from collections on auto loan receivables	251,340	224,287	204,731
Accounts receivable, net	85,549	91,961	70,426
Inventory	1,364,016	1,517,813	1,198,013
Deferred income taxes	4,300	5,193	7,705
Other current assets	26,173	21,513	22,106
TOTAL CURRENT ASSETS	2,481,410	2,310,131	1,961,548
Auto loan receivables, net	6,665,985	5,895,918	5,315,232
Property and equipment, net	1,535,431	1,428,970	1,347,313
Deferred income taxes	146,167	145,875	143,754
Other assets	104,781	107,708	103,593
TOTAL ASSETS	$10,933,774	$9,888,602	$8,871,440

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$346,152	$336,721	$221,430
Accrued expenses and other current liabilities	144,949	147,821	116,167
Accrued income taxes	1,808	222	557
Short-term debt	1,739	355	1,068
Current portion of finance and capital lease obligations	17,167	16,139	15,325
Current portion of non-recourse notes payable	218,104	182,915	171,292
TOTAL CURRENT LIABILITIES	729,919	684,173	525,839
Finance and capital lease obligations, excluding current portion	325,492	337,452	345,628
Non-recourse notes payable, excluding current portion	6,512,328	5,672,175	4,909,702
Other liabilities	181,256	175,635	140,684
TOTAL LIABILITIES	7,748,995	6,869,435	5,921,853

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized;
223,329,344 and 225,906,108 shares issued and outstanding
as of August 31, 2013 and February 28, 2013, respectively	111,665	112,953	114,222
Capital in excess of par value	1,000,258	972,250	911,875
Accumulated other comprehensive loss	(53,909)	(59,808)	(53,411)
Retained earnings	2,126,765	1,993,772	1,976,901
TOTAL SHAREHOLDERS’ EQUITY	3,184,779	3,019,167	2,949,587
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,933,774	$9,888,602	$8,871,440

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended August 31
(In thousands)	2013	2012
OPERATING ACTIVITIES:
Net earnings	$286,925	$232,382
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	49,160	46,442
Share-based compensation expense	38,002	30,206
Provision for loan losses	29,318	22,090
Loss on disposition of assets	930	446
Deferred income tax benefit	(3,200)	(76)
Net decrease (increase) in:
Accounts receivable, net	6,412	16,008
Inventory	153,797	(105,421)
Other current assets	(746)	(4,605)
Auto loan receivables, net	(799,385)	(377,475)
Other assets	(6,736)	971
Net decrease in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(13,913)	(132,469)
Other liabilities	(4,173)	(14,431)
NET CASH USED IN OPERATING ACTIVITIES	(263,609)	(285,932)
INVESTING ACTIVITIES:
Capital expenditures	(136,011)	(103,918)
Proceeds from sales of assets	4,716	―
Increase in restricted cash from collections on auto loan receivables	(27,053)	(417)
Increase in restricted cash in reserve accounts	(5,319)	(3,151)
Release of restricted cash from reserve accounts	15,017	7,992
Sales (purchases) of money market securities, net	1,337	(2,104)
Purchases of investments available-for-sale	(1,405)	(1,227)
Sales of investments available-for-sale	33	318
NET CASH USED IN INVESTING ACTIVITIES	(148,685)	(102,507)
FINANCING ACTIVITIES:
Increase in short-term debt, net	1,384	125
Payments on finance and capital lease obligations	(10,932)	(6,721)
Issuances of non-recourse notes payable	3,530,000	2,345,000
Payments on non-recourse notes payable	(2,654,658)	(1,948,095)
Repurchase and retirement of common stock	(179,278)	―
Equity issuances, net	14,753	4,209
Excess tax benefits from share-based payment arrangements	11,693	9,830
NET CASH PROVIDED BY FINANCING ACTIVITIES	712,962	404,348
Increase in cash and cash equivalents	300,668	15,909
Cash and cash equivalents at beginning of year	449,364	442,658
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$750,032	$458,567

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